Exhibit 99.1

Foxconn and Lordstown Motors Enter Into a Transformative, Strategic Partnership

LORDSTOWN, Ohio, and TAIPEI, Taiwan, Nov. 10, 2021 -- Lordstown Motors Corp. (“Lordstown Motors” or “LMC”) (Nasdaq: RIDE), a provider of electric light-duty trucks focused on the commercial fleet market, and Hon Hai Technology Group (“Foxconn”) (TWSE: 2317), one of the largest electronics manufacturers in the world, today announced that they have entered into a definitive Asset Purchase Agreement regarding LMC’s facility in Lordstown, Ohio.

As previously disclosed, on September 30, Lordstown Motors entered into an Agreement in Principle, or AIP, with an affiliate of Hon Hai Precision Industries, also known as Foxconn, to work jointly on Lordstown Motors’ electric vehicle programs in the production and assembly plant in Lordstown, Ohio. Shortly after the AIP, and as a sign of confidence in the partnership, Foxconn purchased $50 million of common stock directly from Lordstown Motors at a price of $6.8983 per share. The definitive Asset Purchase Agreement (“APA”) implements the terms of the AIP and provides as follows:

●	LMC has agreed to sell to Foxconn the Lordstown facility, excluding certain assets such as the hub motor assembly line and battery module and pack lines, for $230 million.

●	Foxconn has agreed to make a down payment of the purchase price of $100 million by November 18, and subsequent down payments of $50 million on each of February 1, 2022 and no later than April 15, 2022. The balance of the purchase price will be paid at closing.

●	The parties have agreed to pursue a contract manufacturing agreement for the Endurance pickup truck, which must be entered into before closing—currently targeted by April 30, 2022.

●	Lordstown Motors and Foxconn will pursue a joint venture agreement to co-design and develop vehicle programs for the global commercial fleet market, using the MIH open platform. Lordstown and Foxconn would have the right to commercialize these new EV programs in North America and internationally.

●	Upon the closing, Foxconn will receive 1.7 million warrants to acquire Lordstown common stock, exercisable for three years, at a price of $10.50 per share.

The closing of the transactions contemplated by the APA is subject to closing conditions, including entry into the contract manufacturing agreement, regulatory approvals and other customary closing conditions.

Young Liu, Chairman of Hon Hai Technology Group, commented “This partnership marks the commencement of integrating our resources with Lordstown Motors to develop Ohio into Hon Hai’s most important electric vehicle manufacturing and R&D hub in North America. As we look to inject Hon Hai’s software and hardware capabilities in the information and communications industry with the wealth of automotive experience that resides in this town and our partners, we will be able to provide customers with more real-time and efficient Electric vehicle products.”

Daniel Ninivaggi, Chief Executive Officer of Lordstown Motors Corp., stated, “We are happy to have formed a strategic partnership with a company as innovative and forward-thinking as Foxconn. I believe in their EV strategy and look forward to substantial collaboration in the future. In my view, this transaction provides LMC a better opportunity to fulfill its original mission of satisfying the growing demand for electric vehicles, particularly in the underserved commercial market, with a more flexible business model.”

The Foxconn partnership will unlock the tremendous potential of the Lordstown plant by getting it to scale faster. At 6.2 million square feet, and 640 acres, the Lordstown Complex was one of the largest internal combustion engine automotive plants in North America. It is now being converted into a state-of-the-art EV manufacturing facility. Foxconn has an excellent opportunity to fill the plant, having already announced that the Fisker PEAR program is intended to be manufactured in Lordstown.

Lordstown Motors and all OEMs whose vehicles are built at the plant will benefit from the increased capacity utilization, possible use of common components and shared overhead costs. The use of shared space and the MIH open platform provides smaller, more specialized OEM’s the opportunity to achieve the benefits of scale without being a large, fully integrated automaker.

Finally, the partnership with Foxconn should enable Lordstown Motors to significantly reduce its raw material, component and other input costs. As one of the largest contract manufacturers globally, Foxconn will bring to bear the purchasing power, supply chain network, and logistics capabilities to significantly reduce vehicle production costs and mitigate supply chain risk. LMC also stands to benefit from Foxconn’s expertise in hardware software integration – critical to EVs – given their experience as a multinational electronics manufacturer.

About Lordstown Motors Corp.

Lordstown Motors is an Ohio-based electric vehicle (EV) innovator developing high-quality light duty commercial fleet vehicles, with the Endurance all electric pick-up truck as its first vehicle being launched in the Lordstown, Ohio facility. The Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

About Hon Hai

Established in Taiwan in 1974, Hon Hai Technology Group (“Foxconn”) (2317: Taiwan) is the world’s largest electronics manufacturer. Hon Hai is also the leading technological solution provider and it continuously leverages its expertise in software and hardware to integrate its unique manufacturing systems with emerging technologies. To learn more, visit www.honhai.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our limited operating history and our significant projected funding needs; our liquidity position ; the need to raise substantial additional capital to continue ongoing operations; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; our inability to retain key personnel and to hire additional personnel; competition in the electric pickup truck market; supply chain disruptions; the potential inability to source essential components; our inability to develop a sales distribution network; the ability to protect our intellectual property rights; and the failure to obtain required regulatory approvals. Furthermore, potential supply chain disruptions, and their consequences on testing and other activities, could present challenges that impact the timing of our commercial production. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. In addition, the closing of the transactions contemplated by the Asset Purchase Agreement is subject to certain conditions, including regulatory approvals and the negotiation and execution of a contract manufacturing agreement, so there can be no assurance that the transactions will be completed in a timely manner or at all. Further, there can be no assurance we will enter into a definitive joint venture agreement with Foxconn to co-design and develop vehicle programs.

Contacts:

Investors - LMC
Carter W. Driscoll, CFA
lordstownIR@icrinc.com

Media - LMC
Kimberly Spell
Kimberly.spell.ext@lordstownmotors.com

Media - Foxconn
Jimmy Huang
Jimmy1201.huang@foxconn.com